For Immediate Release
April 30, 2014

Bradley W. Beal to Join the Federal Home Loan Bank of San Francisco Board of Directors

SAN FRANCISCO - The Board of Directors of the Federal Home Loan Bank of San Francisco has selected Bradley W. Beal to fill the vacant Nevada member director position on the Bank's Board of Directors, effective May 1, 2014. Mr. Beal is President and Chief Executive Officer of One Nevada Credit Union, Las Vegas, Nevada. The position has a term ending December 31, 2015.

Federal Home Loan Bank of San Francisco

The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members are headquartered in Arizona, California, and Nevada and include commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions.

###

Contact:
Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com